Exhibit 99.1

Sutron Corporation Consummates Acquisition of Sabio Instruments

March 6, 2013, Sterling, VA—Sutron Corporation (NASDAQ:STRN), a global leader in hydrological, meteorological, ambient air quality and oceanic monitoring products, systems, software, data hosting and services, announced today that it has acquired substantially all of the commercial and operating assets of Texas‐based Sabio Instruments for a cash purchase price of $1,200,000, subject to a partial escrow to secure certain representations and warranties.

Dr. Raul McQuivey, Chairman of the Board of Directors and Chief Executive Officer of Sutron, commented, "The acquisition of Sabio Instruments fits well into Sutron's MeteoStar Division's air quality monitoring products and services and extends its capabilities in the following areas:

  Ambient Air Instrumentation
  Continuous Emission Monitoring Systems and Instrumentation
  Engineering Services
  Product Design and Fabrication
Sabio's existing customer base in North America, Latin America, Asia and the Middle East will expand opportunities for Sutron's MeteoStar Division's environmental quality monitoring software and data services. Moreover, MeteoStar's existing customers in the States of Virginia, Texas and Indiana as well as other air quality programs will provide opportunities to market Sabio's line of calibrators and clean air systems. This acquisition allows Sutron to expand its already significant line of environmental monitoring instrumentation into the expected growth markets involving ambient and stack‐monitoring.

Together, Sutron and Sabio are uniquely positioned to provide the most comprehensive set of monitoring and warning solutions available globally to extend mission‐critical services and to assure they are managed, secure and responsive. The combined portfolio will include a broader and deeper range of products, an enhanced commitment to innovation, ensuring next‐generation technology solutions, and greater support and resources available worldwide."

Safe Harbor Statement
The statements in this press release that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include without limitation any statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," “should” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements, including the risks of integration of acquired assets and operations and customer retention Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings with the SEC, including the disclosure under the heading “Business” and “Management’s Discussion and Analysis” in the Company’s Annual Report on Form 10-K filed on March 28, 2012. We are under no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.